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                                                                   EXHIBIT 23.3

                         Independent Auditors' Consent

The Board of Directors
the Fresh Juice Company, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-4 of Saratoga Beverage Group, Inc. of our report dated February 27, 1998 relating to the consolidated financial statements of The Fresh Juice Company, Inc. and subsidiaries as of November 30, 1997 and 1996 and for each of the years in the three year period ended November 30, 1997 and to the reference to our firm under the heading "Experts" in the Registration Statement.


                                       /s/ KPMG Peat Marwick LLP


Short Hills, New Jersey
December 23, 1998